UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.     )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

AGENT155 MEDIA CORP.

(Exact name of registrant as specified in its charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AGENT155 MEDIA CORP.

Suite 309, 1555 California Street

Denver, CO 80202, U.S.A.

November 21, 2014

Dear Shareholder:

The enclosed Information Statement is being furnished to the holders of shares of common stock of record on November 20, 2014 of Agent155 Media Corp. (the “Company” or the “Corporation”), a Nevada corporation, in connection with a proposal to change the Corporation’s name to “Asia Green Corp.” and to consolidate the Company’s issued and outstanding common stock on a one (1) for one thousand (1,000) basis (the “Reverse Split”).

WE ARE NOT ASKING FOR A PROXY AND

SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting Shareholders and our Board of Directors. However, under federal law, the following actions will not be effected until at least 20 days after a definitive Information Statement has first been sent to Shareholders who have not previously consented to the Reverse Split.

The enclosed Information Statement is for information purposes and is being mailed on or about November 20, 2014 to Shareholders of record as of the close of business on November 20, 2014. You are urged to read the enclosed Information Statement in its entirety.

By Order of the Board of Directors,

/s/ Christopher J. Martinez
Christopher J. Martinez,
President and CEO

INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

AGENT155 MEDIA CORP.

1555 California Street, Suite 309,

Denver, CO, 80202, U.S.A.

INTRODUCTION

This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provided to the holders (the “Shareholders”) of the shares of common stock, par value $0.001 (the “Common Shares”) per share of Freshwater Technologies, Inc., a Nevada corporation (the “Company” or the “Corporation”), to notify such Shareholders of the following:

On November 20, 2014, the majority Shareholders of the Company, representing 199,390,040 Common Shares (54.23%), took an action by written consent without a meeting, pursuant to Section 78.2055 of the Nevada Revised Statutes, to approve a change of the Company’s corporate name to “Asia Green Corp.” and a consolidation of the Company’s common stock on a one (1) for one thousand (1,000) basis without any change to the Company’s authorized capital or par value of its shares of common stock (the “Reverse Split”). The purpose of the Reverse Split is to modify the Company’s capital structure in connection with a recent change of control, which management believes will better position the Company to attract financing.

On November 20, 2014, pursuant to Nevada Revised Statutes (“NRS”) 78.315, the directors of the Company approved the above-mentioned action, subject to Shareholder approval. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. The Majority Shareholders approved the action by written consent in lieu of a meeting on November 20, 2014 in accordance with NRS 78.315. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Shareholders of the Company. The Company has no knowledge of any director of the Company who intends to oppose any action to be taken in connection with this Information Statement.

The entire cost of furnishing this Information Statement will be borne by the Company. The Board of Directors has fixed the close of business on November 20, 2014 as the record date (the “Record Date”) for the determination of Shareholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one (1) vote on each matter submitted to the Shareholders. However, because the Shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

The Company is a Nevada corporation. It is a fully-reporting Exchange Act company, and its common stock is quoted on the OTC Markets under the trading symbol “AGMC”. Information about the Company can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, its most recent Quarterly Report on Form 10-Q for the quarter ended September 31, 2011, and its most recent Current Report on Form 8-K filed on November 11, 2014, all filed with the Securities and Exchange Commission (the “SEC”). Additional information about the Company can be found in its public filings that can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov, at other Internet sites such as http://www.freeedgar.com, as well as by other means from the offices of the SEC.

There will not be a meeting of the Company’s Shareholders to approve the Name Change and Reverse Split and none is required under applicable Nevada law because the Name Change and Reverse Split have been approved by the written consent of the holders of a majority of the Company’s issued and outstanding common stock. This Information Statement is first being mailed on or about November 21, 2014 to the holders of the Common Shares of the Company as of the Record Date.

The Name Change

The proposal to amend our Articles of Incorporation to change the Corporation’s name from “Agent155 Media Corp.” to “Asia Green Corp.” was approved by the holders of a majority of the Company’s issued and outstanding Common Shares entitled to vote on November 20, 2014. The vote required for approval was 50% plus one share of the Common Shares entitled to vote, plus one vote. The actual affirmative vote was 54.23% of all issued and outstanding Common Shares.

The Reverse Split

The proposal to consolidate the Company’s Common Shares on a ratio of one (1) new Common Share for every one thousand (1,000) existing Common Shares, from a total of 367,682,745 issued and outstanding Common Shares to approximately 367,6823 issued and outstanding Common Shares, with all fractional shares to be increased to the nearest whole Common Share, was approved by the holders of a majority of the Company’s issued and outstanding Common Shares entitled to vote on November 20, 2014. The vote required for approval was 50% plus one share of the Common Shares entitled to vote, plus one vote. The actual affirmative vote was 54.23% of all issued and outstanding Common Shares.

Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the afore-mentioned corporate actions. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The Company is not requiring a mandatory exchange of share certificates. Shareholders, may, if they wish transmit the certificates representing old Common Shares to the Company’s transfer agent, Signature Stock Transfer Inc. of 2632 Coachlight Court, Plano, Texas, 75093, Telephone: (972) 612-4120 (the “Transfer Agent”) in exchange for certificates representing the appropriate number of whole shares of new Common Shares. Service charges may be payable by holders of Common Shares in connection with the exchange of certificates.

On the Record Date, there were 367,682,745 Common Shares of the Company issued and outstanding.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the Majority Shareholders, of the Name Change and Reverse Split provides Shareholders any right to dissent and obtain appraisal of or payment for such Shareholder’s shares under Section 78 of the Revised Nevada Statutes, the Articles of Incorporation or the Bylaws.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of Common Shares known by us to be owned beneficially as of the date of this Information Statement by: (i) each person (including any group) that owns more than 5% of any class of our voting securities; (ii) each of directors and officers (past and present); and (iii) our directors and officers as a group (past and present). Unless otherwise indicated, the Shareholders listed possess sole voting and investment power with respect to the Common Shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Christopher J. Martinez (2) 1555 California Street, Suite 309 Denver, CO 80202	25,000,000	6.80%

Dong A. Nguyen (3) 5348 Vegas Drive Las Vegas, NV 89108	5,000,000	2.55%

Hung Tieu 236 SE 141 Ave., Portland, Oregon 97233	185,000,000	50.32%

Directors and Officers (2 – as a group)	30,000,000	8.16%

(1)	Based on our 367,682,745 issued and outstanding shares as of November 20, 2014.
(2)	Mr. Martinez was appointed our President, CEO, CFO, Secretary, Treasurer and director on June 2, 2011.
(3)	Mr. Nguyen was appointed our director on June 16, 2014.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

The is no substantial interest, direct or indirect, by security holdings or otherwise, of any person who has been director or officer of the Company at any time since the beginning of the last fiscal year in the Reverse Split.

ITEM 4.	PROPOSALS BY SECURITY HOLDERS

None.

ITEM 5.	DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company will deliver only one copy of this Information Statement to multiple Shareholders sharing an address unless the Company has received contrary instructions from one or more of the Shareholders.

The Company undertakes to deliver promptly upon written or oral request a separate copy of this Information Statement to a Shareholder at a shared address to which a single copy of the document was delivered. A Shareholder can notify the Company that the Shareholder wishes to receive a separate copy of this Information Statement or any future Information Statement by writing to the Company at 1555 California Street, Suite 309, Denver, Colorado, 80202 or by telephoning the Company at (646) 770-5518.

A Shareholder sharing the same address can also request delivery of a single copy of annual reports to Shareholder, information statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple of such documents in the same manner.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

December 15, 2014.

By the order of the Board of Directors

/s/ Christopher J. Martinez
Christopher J. Martinez
President and CEO

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